Exhibit 99.3
CYCURION, INC. REPORTS Q3 2025 RESULTS AND STRONG MOMENTUM INTO Q4 2025 WITH RUN-RATE REVENUE CLIMBING TO $4.2 MILLION IN Q1 2026
Strategic Investments in People and Technology Drive Sustained Growth, $80M+ Contract Backlog, and Expanding Pipeline
McLean, Virginia, November 14, 2025 (GLOBE NEWSWIRE) — Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a leader in identity-centric cybersecurity solutions and AI-powered IT infrastructure, today announced its financial results for the third quarter ended September 30, 2025, alongside continued revenue acceleration into the fourth quarter of 2025. Cycurion has strategically invested in high-caliber talent and technology and its strategy is delivering compounding returns with a contract backlog exceeding $80 million, a new data modernization contract for SLG Innovation, Inc. ("SLG") and a forecasted first quarter of 2026 run-rate revenue of $4.2 million.
“The third quarter of 2025 marked a pivotal integration phase, where our investments in talent, AI innovation and technology have expanded margins, unlocked over $80 million in contract backlog and set the stage for revenue inflection in the fourth quarter and beyond,” said Kevin Kelly, Cycurion, Inc. CEO and Chairman. “With cash at $3.7 million, a strengthened balance sheet, and partnerships with three Fortune 500 companies that have gained traction, we’re accelerating toward sustainable profitability and leadership in identity-centric cybersecurity. Additionally, we firmly believe our current market capitalization of approximately $9.5 million does not reflect the intrinsic value of our $80 million-plus multi-year contract backlog, growing recurring revenue, strategic government contracts, and the transformative potential of our AI-driven cybersecurity platform.”
Full details are available in Cycurion’s Form 10-Q for the quarter ended September 30, 2025, filed today with the U.S. Securities and Exchange Commission.
Investments in People and Technology: Front-Loading for Long-Term Profitability
Over the past 18 months, including the third quarter of 2025, Cycurion has prioritized strategic hires in executive leadership, federal capture teams, cybersecurity engineers, threat researchers, and go-to-market specialists. These investments, contributing to elevated Operating Expenses of $19.58 million for the first nine months of 2025 (including $11.24 million in non-recurring business combination expenses and $3.09 million in stock-based compensation), have directly fueled a shift toward higher-margin government contracts. The result is a robust $80+ million contract backlog, representing multi-year recurring revenue with agencies like Department of Homeland Security, U.S. Department of Defense, and state/local governments, thus demonstrating the Company's IDIQ expansions.
Simultaneously, the Company has accelerated research and development into AI-driven identity threat detection, response platforms, and proprietary software (capitalized at $4.42 million as of the end of the third quarter 2025), which the Company is engaging a third party to provide a valuation of our proprietary software. These efforts are now translating into top-line momentum, with gross profit margins expected to expand as utilization scales and integrations mature.

Third Quarter 2025 Financial Highlights (Unaudited)
•Revenue: $3.83 million for third quarter 2025 (down 13.9% YoY from $4.45 million), and $11.59 million for the nine months ended September 30, 2025 (down 15.4% YoY from $13.69 million), reflecting a deliberate pivot to more profitable SLED contracts amid merger-related disruptions.
•Gross Profit: $0.27 million for the third quarter 2025 (7.1% margin), and $1.18 million for the nine months ended September 30, 2025 (10.2% margin).
•Net Loss: $3.24 million attributable to Cycurion for the third quarter 2025 ($1.59 loss per basic share); $18.78 million for the nine months ended September 30, 2025 ($14.82 loss per basic share), driven by one-time merger related costs of becoming public and integration costs, partially mitigated by a $1.25 million gain on debt settlements.
•Balance Sheet Strength: Total assets grew 26.4% to $32.31 million, with cash increasing significantly to $3.65 million (from $0.04 million at year-end 2024). Goodwill expanded 216.2% to $20.84 million due to SLG synergies; stockholders’ equity rose 344.4% to $15.41 million.
•Cash Flows: Net financing inflow of $10.78 million for the nine months ended September 30, 2025 (capital raises of $5.87 million and warrant exercises of $3.66 million) enabling $8.77 million operating cash outflow, positioning the Company for growth execution.
Fourth Quarter 2025 and First Quarter 2026 Momentum: Run-Rate Acceleration Underway
Building on Q3’s Foundation, Cycurion’s pipeline is converting rapidly:
•New SLG Contract: Forecasted to contribute $26,500 in November 2025, scaling to $283,042 monthly by January 2026, which is a 10x increase in just 60 days, bolstering the state, local and education revenue base.
•Cycurion-Branded Revenue: Kicks off in December 2025 at $12,500, ramping to $58,333 monthly by January 2026, which demonstrates channel and co-sell strategies with high-margin Cyber Shield solutions.
•Total Forecasted Revenue: Given the factors mentioned above, we expect first quarter 2026 run-rate revenue to be approximately $4.17 million, translating to an annual run rate of approximately $16.66 million.

About Cycurion, Inc.
Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future.
More information: www.cycurion.com.
Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the outcomes of the Company’s investigations, any potential legal proceedings, or the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the SEC. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.

Investor Contact Information: Cycurion Investor Relations
Email: investors@cycurion.com
Phone: (888) 341-6680

Media Contact Information:
Cycurion Communications
Email: media@cycurion.com
Phone: (888) 341-6680

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